[SGV & CO LOGO          SYCIP GORRES VELAYO & CO.    PHONE: (632) 891-0307
LOGO OMITTED]           6760 Ayala Avenue            Fax: (632) 819-0872
                        1226 Makati City             www.sgv.com.ph
                        Philippines
                                                     BOA/PRC.Reg.No.0001
                                                     SEC Accreditation No.0012-F

March 16, 2006

ORMAT LEYTE CO., LTD.
18/F PSBank Tower
777 Paseo de Roxas
Makati City

Attention:      Mr. Rodel M Briones
                Manager - Philippine Operations
-----------------------------------------------

We are unable to furnish an opinion on the separate financial statements of
Ormat Leyte Company Limited for the year ended December 31, 2005 because the
Company has not requested the consent for their inclusion in its parent's
Securities and Exchange Commission's reporting within a reasonable time frame.

At this point, it is not possible for us to complete the necessary review in time to provide the required opinion.

Very truly yours,

/s/ Teresita M. Baes
TERESITA M. BAES
Partner